Exhibit 13.1

Index:

1.	Campaign Pages
2.	Header and Footer used on StartEngine’s homepage
3.	Social Media Ads
4.	Emails

start engine

Offering Circular | Leading the Industry | Last 12 Month Review | Business Model | Trading Platform | RESERVE NOW

Over $59,000,000 previously crowdfunded

Reserve shares in StartEngine

With 2.3x revenue growth YoY* and **half a billion** invested through StartEngine and its entities, we've seen a record year for the industry. Join over 35,000 investors by reserving your shares.

RESERVE NOW

You will not be charged for this reservation. We will e-mail you to confirm your reservation when the round goes live.

*Preliminary unaudited financial information; final data may vary significantly.



Browse
StartEngine
$500M+
Invested through StartEngine and our entities

Special Offer:

Reserve now and receive 10% bonus shares in our upcoming round.

We believe in providing public access to private investments. Everyone should be able to invest in the ideas that could become the great businesses of tomorrow, and that entrepreneurs should be able to raise money from the public and those that believe in them most.

INTRODUCTION

What is StartEngine?

StartEngine launched the first-ever equity crowdfunding campaign in the US in 2015. Since then we've helped over 500 businesses raise capital.

Reasons to Reserve Your Shares

$500M invested, 760K+ users

Over $500M invested through StartEngine and its entities, including StartEngine itself. Our platform has grown to over 760,000 users.

35,000+ StartEngine shareholders

We have already raised $59M+ for StartEngine itself from 35,000+ shareholders.

2.3X revenue growth YoY

$28.84M in revenues in 2021 vs. $12.57M in 2020. These numbers are based on 2021 unaudited financial information; final data may vary significantly.

Established CEO

Howard Marks, Co-Founder of video game publisher Activision (Acquired by Microsoft for $68.7B) is our Co-Founder and CEO.

Collectibles +Trading

We've launched a new series of collectibles, including wine, real estate, fine art, and more. Investors are able to buy shares of these assets and trade them

Shark approved

Renowned businessman and investor Kevin O'Leary, aka "Mr. Wonderful", is StartEngine's Strategic Advisor, an investor, and a paid spokesperson.

(along with startup shares) on our first-of-its-kind trading platform.

LEADING THE INDUSTRY

In just a few short years, StartEngine has become an industry trailblazer

We have become the largest equity crowdfunding platform in terms of funds raised through its funding portal and broker-dealer via Reg. CF and Reg A+ combined. StartEngine has raised $256M for companies in the last 12 months and raised more compared to any competitor in Q4'21.



Wefunder
$49.7M
startengine
$71.1M
Republic
$22.9M

Last 12 Months in Review

- Our traction speaks for itself. In the last 12 months, **we led the equity crowdfunding industry raising over raising over $256,000,000 and grew our revenue by 2.3x.** In just a few short years, our CEO Howard Marks has guided StartEngine to be an industry trailblazer and the largest equity crowdfunding platform in 2021 in terms of funds raised through its funding portal and broker-dealer via Reg. CF and Reg. A+ combined. Here are a few more stats to illustrate our growth in 2021:

$256M ↑	2.3x ↑	2.5x ↑
Raised	Revenue Growth	Gross Profits

These numbers are based on 2021 preliminary unaudited financial information; final data may vary significantly.

BUSINESS MODEL

So how does StartEngine make money?

760,000+

USERS

Campaign Fee

We make money when companies successfully raise money. We charge companies a percentage of what they raise, part of which we may take in equity.

Campaign Management Services

We charge fees for providing companies a range of services to help them onboard and launch their campaign, including marketing, building creative assets and advertising, as well as helping them manage their cap table afterwards.

Equity

We take a percentage of what companies raise on StartEngine in equity, at the same terms as the investors on our platform.

Trading Fees

We charge a seller's fee on our trading platform StartEngine Secondary.

Owner's Bonus

We sell the StartEngine Owner's Bonus to investors as an annual subscription that gives investors unique perks on our platform.

47%

OF INVESTMENTS ON STARTENGINE ARE REPEAT INVESTMENTS.

Invest, and Trade, All on StartEngine

Startup investments are illiquid. Historically, there is no place to trade them. To see a return on your investment, you'd have to wait until the company paid dividends, was acquired or if the company IPO'd and went public. Those processes could take anywhere from 5 to 10 years.



Investment Account Details
1,000,000

We plan to change that. In October 2020, we launched our investor trading marketplace StartEngine Secondary, so that users can not only invest in companies on StartEngine, but also trade with other investors.

With this marketplace, we've created one of the first trading platforms in the US for Regulation A+ and Regulation Crowdfunding offerings. Remember, while the many companies have signed to trade, companies which intend to trade are be subject to certain requirements which the company may or may not be able to satisfy, meaning not all companies who sign will trade. Even if a company trades, there is no guarantee an active trading market will ever develop, or if developed, be maintained. You should assume any investments make on the platform may not be liquid for some time, if at all.

> Invest, then trade, all on StartEngine

We hope to solve the issue with the entire startup funding ecosystem by building a platform where:

1. Companies that need funding can raise capital.
2. Everyday people can invest in startups and collectibles.
3. Investors can trade startup investments on a public market.

LEADERSHIP

Howard Marks

- Co-Founder of Activision (Acquired by Microsoft for $68.7B)
- Chairman of Activision Studios
- Founder & CEO of Acclaim Games
- Treasure of Los Angeles Award Recipient 2015



Howard is an experienced entrepreneur and CEO with a history of building successful businesses. Before launching StartEngine, Howard co-founded Activision and was the Chairman of Activision Studios from 1991 until 1997. As a former Board Member and Executive Vice President of video game giant Activision, he and a partner took control in 1991 and turned the ailing company **video game industry leader which was recently acquired by Microsoft for $68.7B.**

LEADERSHIP

Meet our Strategic Advisor

Kevin O'Leary aka Mr. Wonderful

- Founder of SoftKey
- TV host and personality on shows such as ABC's Shark Tank
- Founder of O'Leary Financial Group
- Strategic Advisor at StartEngine



Kevin founded SoftKey, a computer software company, that he led to a $4B exit. After the acquisition, Kevin eventually found himself on television, quickly becoming a sought-after host and personality on a range of shows – including Discovery's Project Earth, CBC's Dragons' Den, and ABC's Shark Tank. Kevin O'Leary is StartEngine's Strategic Advisor, a StartEngine shareholder and a paid spokesperson to help bring awareness to equity crowdfunding and StartEngine's platform.

NEW REGULATIONS

Regulations Pushing The Industry Forward

Last year, the SEC increased the maximum annual raise limit for Reg A+ offerings from $50M to $75M. The new rules also increased investment limits for non-accredited investors, while removing investment limits for accredited investors.

These changes mean companies can raise more capital, and investors can invest more money.

StartEngine Milestones

June 2015
- StartEngine Launches
- StartEngine launches its first offering Elio Motors, the first successful Regulation A+ offering that went on to raise $17M.

May 2016
- Regulation Crowdfunding Begins
- Regulation Crowdfunding becomes effective, creating a new category of equity crowdfunding for raises up to $1.07M.

August 2017
- 100,000 Users!
- The number of people who use StartEngine reaches 6 figures!

July 2019
- Broker-Dealer
- StartEngine establishes a broker-dealer and can provide brokerage services to the companies on the platform.

April 2020
- Mr. Wonderful Joins StartEngine
- Renowned businessman and investor Kevin O'Leary joins StartEngine as a Strategic Advisor and as an investor.

October 2020
- StartEngine Raises an $18.8M Round
- StartEngine closes its third Regulation A+ offering, raising $18.8M from over 12,000 investors.

October 2020
- StartEngine Secondary Launches
- StartEngine launches its investor trading marketplace where users can trade shares originally purchased via Regulation A+ and Regulation Crowdfunding.

March 2021
- New Rules
- The SEC increases the maximum companies can raise via Reg CF and Reg A+ to $5M and $75M respectively.

September 2021
- Launched our first assets in StartEngine Collectibles.

Dec 2021
- **Half a billion raised:** Successfully passed $500 million raised on StartEngine via Reg. CF and Reg. A+.
- **$29M Funding Round:** StartEngine achieved a new site-wide record with $29.4M raised for their 2021 funding round.

DISCLAIMERS

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: HERE.

"RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE

Start Investing | Get Funding | Trade NEW | Earn Bonus Shares | Blog | Joshua C.

StartEngine is currently in the **Test the Waters Phase** for **Title IV** investments.

StartEngine

Invest, Trade, and Build Your Startup Portfolio



start engine
Browse
StartEngine
Reserve Your Shares

$1,235,950 reserved

$59,000,000 previously crowdfunded

$500.00
Min. Reservation

Equity
Offering Type

RESERVE NOW

This Reg A+ Test the Waters offering is made available through StartEngine Crowdfunding, Inc.

This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment.

Website | Burbank, CA | FINANCIAL SERVICES | FEATURED

Now you can invest in startups and early growth companies just like Mr. Wonderful. Discover highly curated investments across all kinds of industries and trade with other investors on our secondary marketplace. We're taking startup investing public. Welcome to the future of investing.

Overview | Updates | Comments | Follow

Rewards

Get rewarded for investing more into StartEngine:

$500+
Investment

Reservation Perk

Reserve now and receive 10% bonus shares in our upcoming round.

THIS REGULATION A+ OFFERING IS MADE AVAILABLE THROUGH STARTENGINE CROWDFUNDING, INC. NO BROKER-DEALER OR OTHER INTERMEDIARY IS INVOLVED IN THIS OFFERING WITH THE EXCEPTION OF FLORIDA, WHERE STARTENGINE CROWDFUNDING INC. HAS ENGAGED A BROKER-DEALER TO ACT AS THE BROKER/DEALER OF RECORD JUST FOR THAT STATE. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. Kevin O'Leary is a paid spokesperson for StartEngine. Read the 17-B disclosure: Kevin O'Leary 17b Disclosure – StartEngine"

Reasons to Invest

- **$500M raised, 760K+ users:** $500M invested through StartEngine and its entities. Our platform has grown to over 760,000 users.
- **35,000+ StartEngine shareholders:** We have already raised $59M+ for StartEngine itself from 35,000+ shareholders.
- **Established CEO:** Howard Marks, Co-Founder of video game publisher Activision (Acquired by Microsoft for $68.7B) is our Co-Founder and CEO.
- **Collectibles + Trading:** We've launched a new series of collectibles, including wine, real estate, fine art, and more. Investors are able to buy shares of these assets and trade them (along with startup shares) on our first-of-its-kind trading platform.
- **Shark approved:** Renowned businessman and investor Kevin O'Leary, aka "Mr. Wonderful", is StartEngine's Strategic Advisor, an investor, and a paid spokesperson.

INTRODUCTION

What is StartEngine?

StartEngine launched the first-ever equity crowdfunding campaign in the US in 2015. Since then we've helped over 500 businesses raise capital.





We believe in creating access: that everyone should be able to invest in the ideas that could become the great businesses of tomorrow and that entrepreneurs should be able to raise money from the public and those that believe in them most.

THE MARKET

Our traction speaks for itself

In the last 12 months, **we led the equity crowdfunding industry raising over raising over $256,000,000 for our companies and growing our revenue by 2.3x.** In just a few short years, our CEO Howard Marks has guided StartEngine to be an industry trailblazer and the largest equity crowdfunding platform in 2021 in terms of funds raised. Here are a few more stats to illustrate our growth in 2021:

$256M	2.3x	2.5x
Raised	Revenue Growth	Gross Profits

These numbers are based on 2-21 unaudited financials and are subject to change

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE.

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Updates

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venkata alapati SE OWNER 7 INVESTMENTS 3 days ago

what is the net amount of equity outstanding that were reduced because of dilution from the previous raise. I see there is no noticeable reduction in the existing share count because of dilution(which was expected to reduce the share count) from the previous raise at the same time I do not even find the cash being in line with reduction of the share count. would help if someone can elaborate this.

Common Equity Units Outstanding prior to last raise: 30,631,572
cash prior to last raise: 18,539,384.00

total amount raised in between last and present raise : 29,408,562

Common Equity Units Outstanding prior to this raise: 32,834,797
cash prior to present raise: 21,998,898.00

0 View 4 replies Reply

Ajith Kumar Potluri SE OWNER 124 INVESTMENTS 5 days ago

Hello Everybody
Last year, I posted somewhere in the comments that by end of 2022, start engine will have One million investors and Valuation above two Billion dollars. Keep watching. Best wishes to all the SE investors.

0 Reply

Violet Kimball 1 INVESTMENT 5 days ago

Thanks for updates.

0 Reply

Violet Kimball 1 INVESTMENT 5 days ago

Thanks for providing updates to me and other invest

0 Reply

Michael Zeldin SE OWNER 10 INVESTMENTS 5 days ago

Just saw the start engine advertisement on CNBC. Nice.

0 Reply

Caleb Naysmith 42 INVESTMENTS 6 days ago

Howard,

I know we talked about this briefly, and I commented below. With the investment accounts, I know you said that doesn't include public companies like Knightscope, but do you think that will be something to add long-term?

There's a massive hole in the market right now for this scenario, and ideally, as more companies go public in the future, the demand will grow. This would help so there doesn't need to be a changing of hands when a company IPOs. Could also bring in more Pre-IPO raises, as companies can just raise and not have to worry about transferring to Computershare and so on.

1 View 7 replies Reply

Andrew Procopiou SE OWNER 16 INVESTMENTS 6 days ago

Yes I was bitter like many when I found out that secondary trading was being postponed. Then I soon realized, wait the valuation just doubled. I could unload some shares if needed once this raise is over at a much higher price. Let's focus on successfully getting this raise higher so we could all benefit.

1 View 7 replies Reply

Karen Felix 5 INVESTMENTS 7 days ago

As a recent investor in SE's last round, I'm most shocked that another fundraising round is taking place so close to the previous one. Am I being taken for a fool here? At the very least, it indicates that the Board's planning leaves much to be desired if they were not able to apply sound financial modelling to anticipate how much funds were required to be raised in the last round. At the most, this fund raise is not about growing shareholder value. I notice I'm not the only one who is concerned here. When I invest my hard-earned funds into a business I do so with the expectation that value will be accrued to the business on a long term basis but when Names and Numbers keep being bandied about as bait for me to invest without any evidential enhancement to the business it makes me wonder if the Board thinks I'm fish food for a Shark? What is the reason for this fund raise? I want an explicit answer. Michael Z, you may abstain from responding. It is crystal clear to me that you do not know what you speak of.

1 View 5 replies Reply

James Alvarez SE OWNER 16 INVESTMENTS 7 days ago

What started as a positive interaction (2020) btwn SE and I have deteriorated into a frustrating and non-responsive relationship. Poor customer service and lack of communication/explanation/action leads to uncertainty and a re-evaluation of one's investment strategy and comfort zone. SE's current platform, support staff, secondary and dashboard require immediate adjustments, upgrades and updates. SE's (Company) inability to address SE shareholders secondary concerns before initiating a NEW raise is extremely concerning. There are too many questions associated with this current raise and I refuse to accept any more cookie cutter responses/excuses from this post, SE direct or phone outreaches.

1 View 3 replies Reply

Faisal ALotaibi 7 days ago

Who believes that startengine has more than +120 employees and its profits in 2021 = approximately $29M, and in 2022 I think profits will drop by 50%,

this is the worst allocation of resources I have seen in a fintech company, companies in this sector with the same number of employees have revenues of + $100M,

I told you in 2020 and Emily repeated in 2021 that you will have to lay off half of the employees in 2022 and 2023,

we will see how you will deal with this crisis and crises are what distinguish the leader from the manager

1 View 1 reply Reply

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Important Message

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTMENTS ON STARTENGINE ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

www.StartEngine.com is a website owned and operated by StartEngine Crowdfunding, Inc. ("StartEngine"), which is neither a registered broker-dealer, investment advisor nor funding portal.

Unless indicated otherwise with respect to a particular issuer, all securities-related activity is conducted by regulated affiliates of StartEngine: StartEngine Capital, LLC, a funding portal registered here with the US Securities and Exchange Commission (SEC) and here as a member of the Financial Industry Regulatory Authority (FINRA), or StartEngine Primary, LLC, a broker-dealer registered with the SEC and FINRA/SIPC. You can review the background of our broker-dealer and our investment professionals on FINRA's BrokerCheck here. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary, LLC, a broker dealer registered with the SEC and FINRA.

Investment opportunities posted and accessible through the site are of three types:

1) Regulation A offerings (JOBS Act Title IV; known as Regulation A+), which are offered to non-accredited and accredited investors alike. These offerings are made

Start Investing | Get Funding | Trade | Earn Bonus Shares | Blog | Sign In

RESERVE SHARES IN STARTENGINE

2.3x YoY Revenue Growth: Invest in a leading equity crowdfunding platform. Reserve now and receive 10% bonus shares in our upcoming round.

RESERVE NOW



Over $59,000,000 previously crowdfunded

Important **Message**

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTMENTS ON STARTENGINE ARE SPECULATIVE, ILLIQUID, AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

www.StartEngine.com is a website owned and operated by StartEngine Crowdfunding, Inc. ("StartEngine"), which is neither a registered broker-dealer, investment advisor nor funding portal.
Unless indicated otherwise with respect to a particular issuer, all securities-related activity is conducted by regulated affiliates of StartEngine: StartEngine Capital, LLC, a funding portal registered **here** with the US Securities and Exchange Commission (SEC) and **here** as a member of the Financial Industry Regulatory Authority (FINRA), or StartEngine Primary, LLC, a broker-dealer registered with the SEC and **FINRA/SIPC**. You can review the background of our broker-dealer and our investment professionals on FINRA's BrokerCheck **here**. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary, LLC, a broker dealer registered with the SEC and FINRA.
Investment opportunities posted and accessible through the site are of three types:
1) Regulation A offerings (JOBS Act Title IV; known as Regulation A+), which are offered to non-accredited and accredited investors alike. These offerings are made through StartEngine Primary, LLC (unless otherwise indicated). 2) Regulation D offerings (Rule 506(c)), which are offered only to accredited investors. These offerings are made through StartEngine Primary, LLC. 3) Regulation Crowdfunding offerings (JOBS Act Title III), which are offered to non-accredited and accredited investors alike. These offerings are made through StartEngine Capital, LLC. Some of these offerings are open to the general public, however there are important differences and risks.
Any securities offered on this website have not been recommended or approved by any federal or state securities commission or regulatory authority. StartEngine and its affiliates do not provide any investment advice or recommendation and do not provide any legal or tax advice with respect to any securities. All securities listed on this site are being offered by, and all information included on this site is the responsibility of, the applicable issuer of such securities. StartEngine does not verify the adequacy, accuracy or completeness of any information. Neither StartEngine nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy, or completeness of any information on this site or the use of information on this site.
See additional general disclosures **here**.
By accessing this site and any pages on this site, you agree to be bound by our **Terms of Use** and **Privacy Policy**, as may be amended from time to time without notice or liability.
Canadian Investors
Investment opportunities posted and accessible through the site will not be offered to Canadian resident investors.
Potential investors are strongly advised to consult their legal, tax and financial advisors before investing. The securities offered on this site are not offered in jurisdictions where public solicitation for offerings is not permitted; it is solely your responsibility to comply with the laws and regulations of your country of residence.
California Investors Only – **Do Not Sell My Personal Information** (800-317-2200). StartEngine does not sell personal information. For all customer inquiries, please write to contact@startengine.com.
StartEngine's Reg A+ offering is made available through StartEngine Crowdfunding, Inc. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. For more information about this offering, please view StartEngine's **offering circular** and **risks associated with this offering**.

StartEngine
Sponsored

Reserve now and receive 10% bonus shares in our upcoming round.

Top 3 reasons to invest:

1 Backed by Howard Marks (co-founded Activision, sold for $80B to Microsoft) & Kevin O'Leary (Softkey and investment guru)

2 2.3x revenue growth YoY (2021 compared to 2020)*

3 We've recently launched real estate, wines, art, trading cards and other alternative assets

Join over 35,000 other investors today!

*PRELIMINARY UNAUDITED INTERNAL INFORMATION; FINAL DATA MAY VARY SIGNIFICANTLY

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BY T HE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

THIS REGULATION A+ OFFERING IS MADE AVAILABLE THROUGH STARTENGINE CROWDFUNDING, INC. NO BROKER-DEALER OR OTHER INTERMEDIARY IS INVOLVED IN THIS OFFERING WITH THE EXCEPTION OF FLORIDA, WHERE STARTENGINE CROWDFUNDING INC. HAS ENGAGED A BROKER-DEALER TO ACT AS THE BROKER/DEALER OF RECORD JUST FOR THAT STATE.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: HTTPS://WWW.SEC.GOV/ARCHIVES/EDGAR/DATA/1661779/000110465922020902/TM2262451_PARTIIANDPARTIII.HTM

THE INFORMATION PRESENTED DURING THIS TESTING THE WATERS ("TTW") CAMPAIGN IS PRELIMINARY AND MAY CHANGE. ALTHOUGH ANY INDICATIONS OF INTEREST ARE NON-BINDING, A TTW CAMPAIGN ENABLES THE ISSUER TO TEST AND DETERMINE THE VIABILITY OF ITS PROSPECTIVE OFFERING WITHOUT INCURRING SIGNIFICANT EXPENSES. NO OFFER TO BUY THE SECURITY CAN BE ACCEPTED UNTIL A FORMAL OFFERING IS CONDUCTED. THESE TTW COMMUNICATIONS WILL BE INCLUDED IN THE FORMAL OFFERING WHEN FILED, SO THAT INVESTORS CAN RECEIVE ALL THE INFORMATION AND DISCLOSURES THAT WERE DISSEMINATED.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE: HTTPS://WWW.STARTENGINE.COM/17B


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StartEngine
Sponsored

Reserve now and receive 10% bonus shares in our upcoming round.

StartEngine is backed by experienced business veterans including CEO, Howard Marks, who co-founded video game publisher Activision, which has a multi-billion dollar market cap, and shark, Kevin O'Leary, who is StartEngine's strategic advisor and led his previous company SoftKey to a $4B exit.

Join over 35,000 other investors today!

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BYT HE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

THIS REGULATION A+ OFFERING IS MADE AVAILABLE THROUGH STARTENGINE CROWDFUNDING, INC. NO BROKER-DEALER OR OTHER INTERMEDIARY IS INVOLVED IN THIS OFFERING WITH THE EXCEPTION OF FLORIDA, WHERE STARTENGINE CROWDFUNDING INC. HAS ENGAGED A BROKER-DEALER TO ACT AS THE BROKER/DEALER OF RECORD JUST FOR THAT STATE.

THE INFORMATION PRESENTED DURING THIS TESTING THE WATERS ("TTW") CAMPAIGN IS PRELIMINARY AND MAY CHANGE. ALTHOUGH ANY INDICATIONS OF INTEREST ARE NON-BINDING, A TTW CAMPAIGN ENABLES THE ISSUER TO TEST AND DETERMINE THE VIABILITY OF ITS PROSPECTIVE OFFERING WITHOUT INCURRING SIGNIFICANT EXPENSES. NO OFFER TO BUY THE SECURITY CAN BE ACCEPTED UNTIL A FORMAL OFFERING IS CONDUCTED. THESE TTW COMMUNICATIONS WILL BE INCLUDED IN THE FORMAL OFFERING WHEN FILED, SO THAT INVESTORS CAN RECEIVE ALL THE INFORMATION AND DISCLOSURES THAT WERE DISSEMINATED.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE: HTTPS://WWW.STARTENGINE.COM/17B


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StartEngine
Sponsored

Reserve now and receive 10% bonus shares in our upcoming round

Over $500M has been raised for companies through StartEngine and its entities. Soon we'll be offering you the chance to invest in StartEngine itself.*

Join over 35,000 other investors today!

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT HAS BEEN QUALIFIED BYT HE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

THIS REGULATION A+ OFFERING IS MADE AVAILABLE THROUGH STARTENGINE CROWDFUNDING, INC. NO BROKER-DEALER OR OTHER INTERMEDIARY IS INVOLVED IN THIS OFFERING WITH THE EXCEPTION OF FLORIDA, WHERE STARTENGINE CROWDFUNDING INC. HAS ENGAGED A BROKER-DEALER TO ACT AS THE BROKER/DEALER OF RECORD JUST FOR THAT STATE.

THE INFORMATION PRESENTED DURING THIS TESTING THE WATERS ("TTW") CAMPAIGN IS PRELIMINARY AND MAY CHANGE. ALTHOUGH ANY INDICATIONS OF INTEREST ARE NON-BINDING, A TTW CAMPAIGN ENABLES THE ISSUER TO TEST AND DETERMINE THE VIABILITY OF ITS PROSPECTIVE OFFERING WITHOUT INCURRING SIGNIFICANT EXPENSES. NO OFFER TO BUY THE SECURITY CAN BE ACCEPTED UNTIL A FORMAL OFFERING IS CONDUCTED. THESE TTW COMMUNICATIONS WILL BE INCLUDED IN THE FORMAL OFFERING WHEN FILED, SO THAT INVESTORS CAN RECEIVE ALL THE INFORMATION AND DISCLOSURES THAT WERE DISSEMINATED.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE: HTTPS://WWW.STARTENGINE.COM/17B

Preliminary unaudited internal information; final data may vary significantly. *$500M FIGURE INCLUDES STARTENGINE RAISING ON THE PLATFORM ITSELF.


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Reserve your investment and earn 10% bonus shares
RESERVE NOW

INVEST.STARTENGINE.COM
Earn 10% Bonus Shares Today
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Reserve Shares in StartEngine!

Hi Josh,

We are pleased to announce that **our newest funding** round is now open for reservations. We closed last December with over $29M in capital raised at $13.50 per share. Our newest offering has a goal of $46M at $25 per share.

We are excited to move forward with our next raise as we see more potential value in strengthening our balance sheet and having the resources to maximize our growth.

We have not yet announced our full year financials. However, we did announce we had $25M+ in (unaudited) revenue* as of the end of November 2021. We are very proud of our accomplishments and are looking forward to an equally exciting 2022.

Follow the link below to reserve shares in our new raise.

Reserve Shares Now

DISCLAIMER: NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

THIS REGULATION A+ OFFERING IS MADE AVAILABLE THROUGH STARTENGINE CROWDFUNDING, INC. NO BROKER-DEALER OR OTHER INTERMEDIARY IS INVOLVED IN THIS OFFERING WITH THE EXCEPTION OF FLORIDA, WHERE STARTENGINE CROWDFUNDING INC. HAS ENGAGED A BROKER-DEALER TO ACT AS THE BROKER/DEALER OF RECORD JUST FOR THAT STATE.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM HERE.

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

*PRELIMINARY UNAUDITED INTERNAL INFORMATION; FINAL DATA MAY VARY SIGNIFICANTLY.

Reserve Shares in StartEngine!

Hi Josh,

There are only 48 hours remaining in StartEngine's reservation period for their current funding round!

As a reminder, a reservation is a non-binding indication of interest that secures your shares in StartEngine's upcoming round.

Reserve Shares Now

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PRELIMINARY UNAUDITED INTERNAL INFORMATION; FINAL DATA MAY VARY SIGNIFICANTLY.

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